EXHIBIT 2.5
                            Certificate of Correction


                            Certificate of Correction
     (Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

     UNITECH ENERGY CORP

2. Description of the original document for which correction is being made:

     CERTIFICATE OF AMENDMENT

3. Filing date of original document for which correction is being made:

     DECEMBER 30, 2003

4. Description of the inaccuracy or defect:

     Paragraph 3 should reflect that the shareholder vote to change the name of the Company was unanimous.

5. Correction of the inaccuracy or defect:

     Paragraph 3 should reflect that the shareholder vote to change the name of the Company was unanimous.

6.       Signature:

              /s/ James Durward
              -----------------
                  James Durward
                  President

              Date: June 15, 2004

              Filed on June 21, 2004